Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3 No. 333-159279) and related Prospectus of Ardea Biosciences, Inc. incorporated by reference into this Registration Statement (Form S-3) and related Prospectus of Ardea Biosciences, Inc. for the registration of $5,500,000.00 of shares of its common stock and to the incorporation by reference therein of our reports dated March 11, 2010, with respect to the consolidated balance sheets of Ardea Biosciences, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009, annual report on Form 10-K of Ardea Biosciences, Inc.
/s/ Stonefield Josephson, Inc.
Irvine, California
April 6, 2010